EXHIBIT 99.2

PART IV

Item 15.   Exhibits and Financial Statement Schedules

(a)(2)	Financial Statement Schedules

The following schedules should be read in conjunction with the aforementioned financial statements.

Page

MidAmerican Energy Company Consolidated Valuation and Qualifying Accounts (Schedule II)	2

MidAmerican Funding, LLC Consolidated Valuation and Qualifying Accounts (Schedule II)	3

Other schedules are omitted because they are not required or the information therein is not applicable, or is reflected in the consolidated financial statements or notes thereto.

SCHEDULE II

MIDAMERICAN ENERGY COMPANY AND SUBSIDIARY
CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS
FOR THE THREE YEARS ENDED DECEMBER 31, 2005
(In thousands)

	Column B	Column C		Column E
	Balance at	Additions		Balance
Column A	Beginning	Charged	Column D	at End
Description	of Year	to Income	Deductions	of Year

Reserves Deducted From Assets
To Which They Apply:

Reserve for uncollectible accounts receivable:

Year ended 2005	$8,678	$11,037	$ (8,843)	$10,872

Year ended 2004	$7,484	$ 9,902	$ (8,708)	$ 8,678

Year ended 2003	$7,615	$ 9,909	$(10,040)	$ 7,484

Reserves Not Deducted From Assets (1):

Year ended 2005	$9,404	$ 4,019	$ (2,386)	$11,037

Year ended 2004	$8,779	$ 3,562	$ (2,937)	$ 9,404

Year ended 2003	$8,198	$ 3,427	$ (2,846)	$ 8,779

(1)	Reserves not deducted from assets include estimated liabilities for losses retained by MidAmerican Energy for workers compensation, public liability and property damage claims.

SCHEDULE II

MIDAMERICAN FUNDING, LLC AND SUBSIDIARIES
CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS
FOR THE THREE YEARS ENDED DECEMBER 31, 2005
(In thousands)

Column A Description	Column B Balance at Beginning of Year	Column C Additions Charged to Income	Column D Deductions	Column E Balance at End of Year

Reserves Deducted From Assets
To Which They Apply:

Reserve for uncollectible accounts receivable:

Year ended 2005	$8,748	$11,037	$ (8,843)	$10,942

Year ended 2004	$7,554	$ 9,902	$ (8,708)	$ 8,748

Year ended 2003	$7,685	$ 9,909	$(10,040)	$ 7,554

Reserves Not Deducted From Assets (1):

Year ended 2005	$10,848	$4,019	$ (2,386)	$12,481

Year ended 2004	$9,737	$ 4,048	$ (2,937)	$10,848

Year ended 2003	$9,166	$ 3,427	$ (2,856)	$ 9,737

(1)	Reserves not deducted from assets include primarily estimated liabilities for losses retained by MHC for workers compensation, public liability and property damage claims.

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